                                                                  Exhibit 10.119

                               AMENDMENT NO. 1 TO

                          SECURITIES PURCHASE AGREEMENT

                                      Among

                                IMPAC GROUP, INC.

                           BT CAPITAL INVESTORS, L.P.

                                       and

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                          Dated as of October 29, 1999

                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

            Amendment No. 1 to the Securities Purchase Agreement, dated as of October 29, 1999, by and between IMPAC Group, Inc. (the "Company"), a Delaware corporation, BT Capital Investors, L.P. ("BTI"), Phoenix Home Life Mutual Insurance Company ("Phoenix" and together with BTI, each a "Purchaser," and collectively the "Purchasers").

                              W I T N E S S E T H:

            WHEREAS, the parties hereto have entered into a Securities Purchase Agreement, dated as of January 11, 1999 (the "Purchase Agreement"); and

            WHEREAS, the parties hereto wish to amend certain of the terms and conditions of the Purchase Agreement; and

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment No. 1, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1.

                                   AMENDMENTS

            Section 3.08 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                  "Section 3.08 Transfer of Securities. (a) Each Purchaser
            agrees that it will not offer to sell, assign, transfer or otherwise dispose of ("Transfer") any of the Securities except in transactions exempt from registration under the Securities Act or in a sale registered under the Securities Act. In connection with any proposed Transfer pursuant to such an exemption, the Purchasers agree that the Company may request an opinion of the Purchaser's counsel that such Transfer is not in violation of the registration requirements of the Securities Act, or other applicable law; provided, however, that no such opinion will be required for any Transfer to an Affiliate of the Purchaser making such Transfer, if such Affiliate is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended. For the purposes of this Section 3.08, "Affiliate" shall have the meaning set forth in the Stockholders Agreement.

            (b) Each certificate representing the Securities shall bear legends in or substantially in the following form:

            "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THESE SHARES OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

            (c) BTI agrees that so long as any shares of Preferred are outstanding it and/or its Affiliates (as defined in Section 3.08(a)) will own and retain the right to vote at least a majority of such shares; provided, however, that BTI and any of its Affiliates may Transfer any shares of Preferred (and thereby fail to own and retain the right to vote such shares) to the extent necessary to comply with Regulation Y (12 C.F.R. PART 225) of the Board of Governors of the Federal Reserve System. Prior to any such sale, at the request of the Company BTI and its counsel will meet with the Company to review and discuss BTI's analysis of its non-compliance with Regulation Y."

                                   ARTICLE 2.

                                    COVENANTS

            Upon surrender to the Company of any certificate representing shares of Preferred, the Company shall issue to the holder of the original certificate a new certificate, which shall represent the same number of shares of Preferred and shall bear the legend set forth in Section 3.08(b) of the Purchase Agreement, as amended hereby. The Purchasers shall surrender any certificate representing shares of Preferred in accordance with this Article 2 pursuant to a letter of transmittal in the form of Exhibit A hereto.

                                   ARTICLE 3.

                               GENERAL PROVISIONS

            Section 3.1. This Amendment No. 1 may be executed in one or more counterparts. each of which executed counterparts shall be deemed to constitute an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

            Section 3.2. This Amendment No. 1 (together with the Purchase Agreement and the Schedules delivered in connection therewith) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral (other than the Purchase Agreement and the Schedules delivered in connection therewith), between all or any of the parties, with respect to the subject matter hereof. The Purchase Agreement, as amended by this Amendment No. 1, is hereby ratified and confirmed in all respects and shall continue in full force and effect.

            Section 3.3. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereunto have duly executed this Amendment No. 1 as of the date first written above.

                         IMPAC GROUP, INC.


                         By: /s/ David C. Underwood
                             ----------------------------------------
                             Name:  David C. Underwood
                             Title: Chief Financial Officer


                         BT CAPITAL INVESTORS, L.P.


                         By: /s/ Heide Silverstein
                             ----------------------------------------
                         Name:  HEIDE SILVERSTEIN
                         Title: DIRECTOR


                         PHOENIX HOME LIFE MUTUAL
                          INSURANCE COMPANY


                         By: /s/ Christopher Wilkos
                             ----------------------------------------
                         Name:  CHRISTOPHER WILKOS
                         Title: Vice President, Corporate Portfolio Management
                                PHOENIX HOME LIFE

                                                                       Exhibit A

IMPAC GROUP, INC.
1950 North Ruby Street
Melrose Park, Illinois 60160-1178
Attention: Legal Department

Ladies and Gentlemen:

            Reference is made to (i) Amendment No. 1 to the Securities Purchase Agreement (the "Amendment"), dated as of __________, 1999, by and among IMPAC Group, Inc. (the "Company"), BT Capital Investors, L.P. ("BTI"), Phoenix Home Life Mutual Insurance Company ("Phoenix") and (ii) the Securities Purchase Agreement, dated as of January 11, 1999, by and among the Company, BTI and Phoenix (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

            In accordance with Article 2 of the Amendment, we hereby surrender the enclosed certificate representing _________ shares of Preferred in exchange for the issuance by the Company of a certificate representing the same number of Preferred and containing the legend set forth in Section 3.08 of the Purchase Agreement, as amended.


                                Best regards,


                                        6